Exhibit 99.1 news release

Ovintiv Reports Third Quarter 2024 Financial and Operating Results

Full Year Production Guidance Increased; Strong Operational Execution and Debt Reduction Continue

Highlights:

•
Generated net earnings of $507 million, cash from operating activities of $1,022 million, Non-GAAP Cash Flow of $978 million and Non-GAAP Free Cash Flow of $440 million after capital expenditures of $538 million
•
Third quarter production was above the high-end of the guidance range on every product with average total production volumes of 593 thousand barrels of oil equivalent per day (“MBOE/d”), including 212 thousand barrels per day (“Mbbls/d”) of oil and condensate, 93 Mbbls/d of other NGLs (C2 to C4) and 1,725 million cubic feet per day (“MMcf/d”) of natural gas
•
Returned $240 million to shareholders through the combination of base dividend payments and share buybacks
•
Reduced total debt by $210 million to $5.88 billion, Non-GAAP Debt to Adjusted EBITDA of 1.2 times
•
Raised full year production guidance range to 583 MBOE/d to 587 MBOE/d, including oil and condensate of 209 Mbbls/d to 211 Mbbls/d and natural gas of 1,700 MMcf/d to 1,715 MMcf/d
•
Full year capital guidance range narrowed to $2.275 billion to $2.325 billion, midpoint unchanged at $2.3 billion

DENVER, November 7, 2024 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its third quarter 2024 financial and operating results. The Company plans to hold a conference call and webcast at 7:00 a.m. MT (09:00 a.m. ET) on November 8, 2024. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“Our third quarter results continued to build on our strong track record of operational and financial execution,” said Ovintiv President and CEO, Brendan McCracken. “Once again, we exceeded the high end of our production guidance and raised our targets for full year volumes. Our teams continue to be focused on delivering leading returns at the bottom line and I’m pleased to see our third quarter free cash flow move even higher than the second quarter, even though commodity prices were lower.”

Third Quarter 2024 Financial and Operating Results

•
The Company recorded net earnings of $507 million, or $1.92 per diluted share of common stock. Included in net earnings were net gains of $150 million related to the settlement of a legacy asset disposition and net gains on risk management in revenues of $128 million, before tax.
•
Cash from operating activities was $1,022 million, Non-GAAP Cash Flow was $978 million and capital investment totaled approximately $538 million, resulting in $440 million of Non-GAAP Free Cash Flow.
•
Third quarter average total production volumes were approximately 593 MBOE/d, including 212 Mbbls/d of oil and condensate, 93 Mbbls/d of other NGLs (C2 to C4) and 1,725 MMcf/d of natural gas.
•
Upstream operating expense was $4.17 per barrel of oil equivalent ("BOE"). Upstream transportation and processing costs were $7.31 per BOE. Production, mineral and other taxes were $1.56 per BOE, or 4.9% of upstream revenue. These costs were below the low-end of guidance on a combined basis.
•
Excluding the impact of hedges, third quarter average realized prices were $72.00 per barrel for oil and condensate (96% of WTI), $18.13 per barrel for other NGLs (C2-C4) and $1.29 per thousand cubic feet ("Mcf") for natural gas (60% of NYMEX) resulting in a total average realized price of $32.41 per BOE.
•
Including the impact of hedges, third quarter average realized prices were $72.00 per barrel for oil and condensate (96% of WTI), $18.33 per barrel for other NGLs (C2-C4) and $1.88 per Mcf for natural gas (87% of NYMEX) resulting in a total average realized price of $34.17 per BOE.

Ovintiv Inc.	1

Guidance

The Company issued its fourth quarter 2024 guidance and raised its full year production guidance while narrowing the range for full year capital investment around an unchanged midpoint. Full year production volumes are expected to average 583 to 587 MBOE/d, with full year capital investment of $2.275 billion to $2.325 billion.

Guidance Updates	4Q 2024	Updated Full Year 2024
Total Production (MBOE/d)	575 – 595	583 – 587
Oil & Condensate (Mbbls/d)	203 – 207	209 – 211
NGLs (C2 - C4) (Mbbls/d)	91 – 95	91 – 92
Natural Gas (MMcf/d)	1,700 – 1,750	1,700 – 1,715
Capital Investment ($ Millions)	$525 – $575	$2,275 – $2,325

Returns to Shareholders

Ovintiv remains committed to its capital allocation framework, which returns at least 50% of post base dividend Non-GAAP Free Cash Flow to shareholders through buybacks and/or variable dividends.

In the third quarter of 2024, the Company purchased for cancellation, approximately 3.7 million shares of common stock for consideration of approximately $162 million and paid dividends of $0.30 per share of common stock totaling $78 million. Share buybacks in the fourth quarter are expected to total approximately $181 million.

Continued Balance Sheet Focus

Ovintiv had approximately $3.3 billion in total liquidity as of September 30, 2024, which included available credit facilities of $3.4 billion, available uncommitted demand lines of $232 million, and cash and cash equivalents of $9 million, net of outstanding commercial paper of $324 million.

Total long-term debt including the current portion was $5.88 billion as of September 30, 2024. Debt reduction during the third quarter totaled approximately $210 million.In the fourth quarter, Ovintiv expects to receive cash of approximately $150 million from the settlement of a legacy asset disposition. These proceeds will be allocated entirely to debt repayment.

The Company remains committed to supporting a strong balance sheet and is currently rated investment grade by four credit rating agencies. Ovintiv maintains a long-term leverage target of 1.0 times Non-GAAP Debt to Adjusted EBITDA at mid-cycle prices, with an associated long-term total debt target of $4.0 billion.

As of the end of the third quarter, Ovintiv reported Non-GAAP Debt to EBITDA of 1.1 times and Non-GAAP Debt to Adjusted EBITDA of 1.2 times.

Dividend Declared

On November 7, 2024, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on December 31, 2024, to shareholders of record as of December 13, 2024.

Asset Highlights

Permian

Permian production averaged 207 MBOE/d (80% liquids) in the third quarter. The Company had 32 net wells turned in line (“TIL”). Ovintiv plans to invest approximately $1.35 to $1.45 billion in the play in 2024 to bring on 120 to 130 net wells.

Montney

Montney production averaged 245 MBOE/d (19% liquids) in the third quarter. The Company had 11 net wells TIL. Ovintiv plans to invest approximately $425 to $475 million in the play in 2024 to bring on 60 to 70 net wells.

Uinta

Uinta production averaged 37 MBOE/d (85% liquids) in the third quarter. The Company had 11 net wells TIL. Ovintiv plans to invest approximately $300 to $350 million in the play in 2024 to bring on 25 to 30 net wells.

Ovintiv Inc.	2

Anadarko

Anadarko production averaged 103 MBOE/d (57% liquids) in the third quarter. The Company had nine net wells TIL during the quarter. Ovintiv plans to invest approximately $100 to $125 million in the play in 2024 to bring on seven to ten net wells.

Conference Call Information

A conference call and webcast to discuss the Company’s third quarter results will be held at 7:00 a.m. MT (09:00 a.m. ET) on November 8, 2024.

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/3XEGImx to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-510-2154 (toll-free in North America) or 437-900-0527 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

Ovintiv Inc.	3

Capital Investment and Production

(for the period ended September 30)	3Q 2024	3Q 2023
Capital Expenditures (1)($ millions)	538	834
Oil (Mbbls/d)	168.4	170.9
NGLs – Plant Condensate (Mbbls/d)	44.0	43.3
Oil & Plant Condensate (Mbbls/d)	212.4	214.2
NGLs – Other (Mbbls/d)	92.6	86.7
Total Liquids (Mbbls/d)	305.0	300.9
Natural gas (MMcf/d)	1,725	1,625
Total production (MBOE/d)	592.6	571.8

(1) Including capitalized directly attributable internal costs.

Third Quarter Financial Summary

(for the period ended September 30) ($ millions)	3Q 2024	3Q 2023
Cash From (Used In) Operating Activities Deduct (Add Back): Net change in other assets and liabilities Net change in non-cash working capital	1,022 19 25	906 (14) (192)
Non-GAAP Cash Flow (1)	978	1,112

Non-GAAP Cash Flow (1)	978	1,112
Less: Capital Expenditures (2)	538	834
Non-GAAP Free Cash Flow (1)	440	278

Net Earnings (Loss) Before Income Tax Before-tax (Addition) Deduction: Unrealized gain (loss) on risk management Non-operating foreign exchange gain (loss)	558 31 (16)	393 (292) 17
Adjusted Earnings (Loss) Before Income Tax Income tax expense (recovery)	543 54	668 187
Non-GAAP Adjusted Earnings (1)	489	481

(1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

(2) Including capitalized directly attributable internal costs.

Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended September 30)	3Q 2024	3Q 2023
Liquids ($/bbl)
WTI	75.09	82.26
Realized Liquids Prices
Oil	73.23	79.52
NGLs – Plant Condensate	67.30	71.61
Oil & Plant Condensate	72.00	77.94
NGLs – Other	18.33	18.39
Total NGLs	34.12	36.11

Natural Gas
NYMEX ($/MMBtu)	2.16	2.55
Realized Natural Gas Price ($/Mcf)	1.88	2.51

Ovintiv Inc.	4

Cost Summary

(for the period ended September 30) ($/BOE)	3Q 2024	3Q 2023
Production, mineral and other taxes	1.56	1.70
Upstream transportation and processing	7.31	7.40
Upstream operating	4.17	4.48
Administrative, excluding long-term incentive, transaction and legal costs	1.24	1.27

Debt to EBITDA (1)

($ millions, except as indicated)	September 30, 2024	December 31, 2023
Long-Term Debt, including Current Portion	5,877	5,737

Net Earnings (Loss)	2,041	2,085
Add back (Deduct):
Depreciation, depletion and amortization	2,301	1,825
Interest	412	355
Income tax expense (recovery)	478	425
EBITDA	5,232	4,690
Debt to EBITDA (times)	1.1	1.2

Debt to Adjusted EBITDA(1)

($ millions, except as indicated)	September 30, 2024	December 31, 2023
Long-Term Debt, including Current Portion	5,877	5,737

Net Earnings (Loss)	2,041	2,085
Add back (Deduct):
Depreciation, depletion and amortization	2,301	1,825
Accretion of asset retirement obligation	19	19
Interest	412	355
Unrealized (gains) losses on risk management	(265)	(194)
Foreign exchange (gain) loss, net	(2)	19
Other (gains) losses, net	(164)	(20)
Income tax expense (recovery)	478	425
Adjusted EBITDA	4,820	4,514
Debt to Adjusted EBITDA (times)	1.2	1.3
1)
Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures as defined in Note 1.

Ovintiv Inc.	5

Hedge Details as of September 30, 2024

Oil and Condensate Hedges ($/bbl)	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025
WTI 3-Way Options Call Strike Put Strike Sold Put Strike	50 Mbbls/d $84.35 $65.00 $50.00	50 Mbbls/d $84.85 $65.00 $50.00	50 Mbbls/d $86.48 $65.00 $50.00	50 Mbbls/d $80.59 $65.00 $50.00	0 - - -

Natural Gas Hedges ($/Mcf)	4Q 2024	1Q 2025	2Q 2025	3Q 2025	4Q 2025
NYMEX Swaps	200 MMcf/d $3.62	0 -	0 -	0 -	0 -
NYMEX Collars Call Strike Put Strike	400 MMcf/d $5.57 $3.00	0 - -	0 - -	0 - -	0 - -
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	200 MMcf/d $4.58 $3.00 $2.25	500 MMcf/d $4.74 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25
Waha % of NYMEX Swaps	50 MMcf/d 71%	0 -	0 -	0 -	0 -
AECO Nominal Basis Swaps	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)
AECO % of NYMEX Swaps	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%

Ovintiv Inc.	6

Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedar.com as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

•
Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
•
Non-GAAP Free Cash Flow is a non-GAAP measuredefined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.
•
Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that the Company’s management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes.
•
Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA (Leverage Target/Ratio) are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

Ovintiv Inc.	7

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including third quarter and fiscal year 2024 guidance and expected free cash flow, the expectation of delivering sustainable durable returns to shareholders in future years, plans regarding share buybacks and debt reduction, and the anticipated timing of bringing wells online, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the ability of the Company to access credit facilities, debt and equity markets and other sources of liquidity to fund operations or acquisitions and manage debt; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly; revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

Ovintiv Inc.	8